UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2014

LAREDO RESOURCES CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-171457	90-0822497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

300 Jameson House
838 Hastings Street
Vancouver, British Columbia V6C0A6
(604) 669-9000
Registrant’s telephone number, including area code: 604-669-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c))

LAREDO RESOURCES CORP.

CURRENT REPORT ON FORM 8-K

Item 4.01 Changes in Registrant's Certifying Accountant .

(a) Dismissal of Independent Registered Public Accountant

     On July 2, 2014 De Joya Griffith, LLC ("De Joya") officially resigned as the Company's independent registered public accounting firm effective immediately.

     The reports of De Joya on the Company's consolidated financial statements as of and for the years ended August 31, 2012 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended August 31, 2012 and 2013, and through July 2, 2014, there were no (a) disagreements with De Joya Griffith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to De Joya satisfaction, would have caused De Joya to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

     The Company provided De Joya with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from De Joya a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of De Joya's letter dated July 7, 2014 is attached as Exhibit 16.1.

(b) Newly Appointed Independent Registered Public Accountant

     On July 2, 2014 The Audit Committee engaged MaloneBaily, LLP as the Company's independent registered public accounting firm for the year ended August 31, 2014, to be effective immediately as of July 2, 2014.

     During the years ended August 31, 2012 and 2013 and the subsequent interim period through July 2, 2014, the Company did not consult with MaloneBaily, LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter of De Joya Griffith, dated July 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAREDO RESOURCES CORP.

Date: July 7, 2014	By:	/s/ Robert Gardner
Robert Gardner
Chief Executive Officer